UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)         September 3, 2010

DE BEIRA GOLDFIELDS INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  011-61-8-9240-2836

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 30, 2010, De Beira held a special meeting of the shareholders (the “Special Meeting”) for the following purposes:

1.	to elect Klaus Eckhof (the sole nominee) as the sole director of the Board of Directors of De Beira;

2.	to approve an amendment to the Articles of Incorporation, as amended, to change the name of De Beira to “Panex Resources Inc.”;

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3.
to approve an amendment to the Articles of Incorporation, as amended, to increase the authorized shares of common stock from 75,000,000 shares to 500,000,000 shares of common stock with a par value of one tenth of one cent ($0.001) per share; and

4.	to approve and ratify the engagement of GHP Horwath, P.C. to serve as the independent registered public accounting firm for De Beira for the fiscal year ended August 31, 2010.

The final voting results of the Special Meeting were as follow:

RESOLUTION	FOR	AGAINST	ABSTAIN	TOTAL

Election of Sole Director	24,796,785	200,000	0	24,996,785
Name Change	24,996,785	0	0	24,996,785
Increase in Authorized Shares	24,796,785	200,000	0	24,996,785
Engagement of Auditor	24,996,785	0	0	24,996,785

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, De Beira Goldfields Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

DE BEIRA GOLDFIELDS INC.

Dated:  September 3, 2010                                                                                     By:/s/ Klaus Eckhof
Klaus Eckhof – CEO & President

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